Exhibit 23.1






                               ENGINEER'S CONSENT


   We consent to incorporation by reference in the Registration Statements (No. 33-32378 and No. 33-67924) on Form S-8 and the Registration Statement (No. 333-00815) on Form S-3 of Devon Energy Corporation the reference to our appraisal report for Devon Energy Corporation as of December 31, 1995, which appears in the December 31, 1995 annual report on Form 10-K of Devon Energy Corporation.


                                                            William E. LaRoche
                                                          LAROCHE & ASSOCIATES


   March 4, 1996